UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006

PEMSTAR INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-31223	41-1771227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In July and August, 2006 the Company entered into various loan agreements to fulfill regular working capital funding requirements. These agreements are filed as exhibits 10.1 to 10.7 hereto. These agreements are renewals of previously existing agreements with the same institutions and have similar terms and conditions as the original agreements that were previously filed.

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibits are being filed as part of this report:

10.1	Loan Contract dated July 03, 2006 between Pemstar (Tianjin) Enterprise Co., Ltd and Tianjin Branch, Bank of Communications.

10.2	Shenzhen Development Bank Co., Ltd. agreement for credit facility to Pemstar (Tianjin) Enterprise Company Ltd. dated July 5, 2006.

10.3	Loan Contract dated July 12, 2006 between Pemstar (Tianjin) Enterprise Co., Ltd and Tianjin Branch, Bank of Communications.

10.4	Shenzhen Development Bank Co., Ltd. agreement for credit facility to Pemstar (Tianjin) Enterprise Company Ltd. dated July 13, 2006.

10.5	Shenzhen Development Bank Co., Ltd. agreement for credit facility to Pemstar (Tianjin) Enterprise Company Ltd. dated August 7, 2006.

10.6	Shenzhen Development Bank Co., Ltd. agreement for credit facility to Pemstar (Tianjin) Enterprise Company Ltd. dated August 7, 2006.

10.7	Shenzhen Development Bank Co., Ltd. agreement for credit facility to Pemstar (Tianjin) Enterprise Company Ltd. dated August 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 11, 2006	PEMSTAR INC.

	By:	/s/ Greg S. Lea
Gregory S. Lea, Executive Vice President and Chief Financial Officer